UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2026
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Alight, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street,
50th Floor, Suite 5000, Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (224)737-7000
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 21, 2026 Alight, Inc. (the “Company”), Alight Solutions LLC, a subsidiary of the Company, and Dinesh Tulsiani, who previously served as the Company’s Chief Strategy Officer from September 2017 until his departure in February 2025, entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Tulsiani has agreed to assist the Company in an advisory capacity beginning January 22, 2026 for an initial three-month period, which can be extended for an additional three-months (the “Initial Term”). During the term of the Consulting Agreement, Mr. Tulsiani is entitled to receive a monthly retainer of $100,000 per month, plus reimbursement for reasonable business-related expenses. The monthly retainer will be prorated for any partial months of service. The Consulting Agreement will automatically extend on a monthly basis after the Initial Term until terminated, and either party may terminate the Consulting Agreement at any time in its sole discretion upon 30 days’ notice.
The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGHT, INC.

Date:	January 22, 2026	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary